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                                                                    EXHIBIT 5(A)

                             ITT DESTINATIONS, INC.
                          1330 Avenue of the Americas
                            New York, NY 10019-5490

                                                                December 7, 1995

ITT Destinations, Inc.
1330 Avenue of the Americas
New York, NY 10019-5490

Dear Sirs:

     I am familiar with the ITT Destinations, Inc. Investment and Savings Plan for Salaried Employees (the "Investment and Savings Plan") of ITT Destinations, Inc., a Nevada corporation ("ITT Destinations"), under which 500,000 shares of ITT Destinations common stock, no par value per share, have been authorized initially for issuance (the "Shares"). I have acted as counsel to ITT Destinations in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Act of the Shares and 500,000 Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights"), which are appurtenant to, and trade with, the Shares. In this connection, I have examined such records, documents and proceedings as I have deemed relevant and necessary as a basis for the opinion expressed herein.

     Based upon the foregoing, I am of the opinion that Shares have been duly authorized for issuance under the Investment and Savings Plan by all proper corporate action and, when such Shares have been issued pursuant to the provisions of the Investment and Savings Plan as set forth in the Registration Statement and ITT Destinations' policies relating thereto, and any conditions or restrictions relating thereto shall have been satisfied, such Shares will be legally issued, fully paid and non-assessable. When the Rights are issued in accordance with the terms of the Investment and Savings Plan and the Rights Plan between ITT Destinations and The Bank of New York, as Rights Agent, the Rights will be duly and validly issued.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ PATRICK L. DONNELLY
                                              Patrick L. Donnelly
                                              Assistant General Counsel and
                                              Assistant Secretary

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